Exhibit 99.1
TIME WARNER INC. REPORTS SECOND-QUARTER 2011 RESULTS
Second-Quarter Highlights
•	Revenues rise 10% to $7.0 billion, highest growth rate since third quarter of 2007

•	Advertising Revenues grow 8%, driven by 11% increase at Turner

•	Adjusted EPS increases 20% to $0.60

•	Company posts Adjusted Operating Income of $1.3 billion

•	Company repurchases 65 million shares for $2.3 billion year-to-date through July 29, 2011
NEW YORK, August 3, 2011 — Time Warner Inc. (NYSE:TWX) today reported financial results for its second quarter ended June 30, 2011.
Chairman and Chief Executive Officer Jeff Bewkes said: “We had another successful quarter and remain on track to meet our financial goals for the year. Our continued investment in our content and brands is paying off. This quarter included such hits as the premiere of TNT’s Falling Skies, HBO’s breakout series Game of Thrones, People magazine’s and CNN’s royal wedding coverage and Warner Bros.’ The Hangover Part II. More recently, the final Harry Potter film has been a tremendous box office and critical success. In the 2011-2012 upfront, advertisers recognized the outstanding reach and appeal of Turner’s cable networks by making significantly higher commitments across its portfolio. And HBO, which has the strongest programming lineup in its history, just received the most Primetime Emmy nominations of any network for the 11th year in a row.”
Mr. Bewkes continued: “We’re also making progress shaping the business models that will benefit us as the digital transition continues. HBO GO debuted on mobile devices in May to a great response. Last month, CNN and HLN added live streaming functionality to their mobile apps, which have now been downloaded more than 10 million times. And the acquisition in May of Flixster, Inc. underscores our commitment to accelerate the digital transition of home entertainment and make it much more compelling for consumers to own digital movies. We also have bought back $2.3 billion of our shares so far this year, reflecting our confidence in our competitive position and growth prospects and our dedication to providing attractive shareholder returns.”
Company Results
In the quarter, Revenues rose 10% from the same period in 2010 to $7.0 billion, reflecting growth at all the Company’s segments. Adjusted Operating Income and Operating Income each grew 6% to $1.3 billion, due to increases at the Networks and Publishing segments. Adjusted Operating Income and Operating Income margins were both 18% versus 19% in the 2010 quarter.
The Company posted Adjusted Diluted Income per Common Share from Continuing Operations (“Adjusted EPS”) of $0.60 versus $0.50 in last year’s second quarter. Diluted Income per Common Share was $0.59 for the three months ended June 30, 2011, compared to $0.49 in the prior-year quarter.

For the first six months of 2011, Cash Provided by Operations from Continuing Operations reached $868 million, and Free Cash Flow totaled $555 million. As of June 30, 2011, Net Debt was $15.0 billion, up from $12.9 billion at the end of 2010, due to share repurchases and dividends, as well as investment and acquisition spending, offset by the generation of Free Cash Flow.
Refer to “Use of Non-GAAP Financial Measures” in this release for a discussion of the non-GAAP financial measures used in this release and the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Stock Repurchase Program Update
In January, the Company’s Board of Directors increased the amount remaining on the Company’s common stock repurchase program to $5.0 billion for purchases beginning January 1, 2011.
From January 1 through July 29, 2011, the Company repurchased 65 million shares of its common stock for $2.3 billion. These amounts reflect the purchase of 28 million shares of common stock for $1.0 billion since the amounts reported in the Company’s first quarter earnings release issued on May 4, 2011.

Segment Performance
Presentation of Financial Information
The schedule below reflects Time Warner’s financial performance for the three and six months ended June 30, by line of business (millions).

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Networks	$3,451	$3,170	$6,947	$6,128
Filmed Entertainment	2,847	2,516	5,451	5,210
Publishing	946	919	1,744	1,718
Intersegment eliminations	(214)	(228)	(429)	(357)

Total Revenues	$7,030	$6,377	$13,713	$12,699

Adjusted Operating Income (Loss) (a):
Networks	$1,026	$981	$2,194	$2,123
Filmed Entertainment	163	173	318	480
Publishing	169	153	232	203
Corporate	(84)	(82)	(175)	(179)
Intersegment eliminations	5	(23)	(15)	(10)

Total Adjusted Operating Income	$1,279	$1,202	$2,554	$2,617

Operating Income (Loss) (a):
Networks	$1,024	$981	$2,186	$2,182
Filmed Entertainment	154	173	312	480
Publishing	169	153	232	203
Corporate	(86)	(90)	(179)	(198)
Intersegment eliminations	5	(23)	(15)	(10)

Total Operating Income	$1,266	$1,194	$2,536	$2,657

Depreciation and Amortization:
Networks	$92	$99	$185	$190
Filmed Entertainment	95	90	190	181
Publishing	36	37	72	78
Corporate	7	10	14	19

Total Depreciation and Amortization	$230	$236	$461	$468

(a)	Adjusted Operating Income (Loss) and Operating Income (Loss) for the three and six months ended June 30, 2011 and 2010 included restructuring and severance costs of (millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Networks	$(6)	$—	$(18)	$—
Filmed Entertainment	(16)	(3)	(22)	(7)
Publishing	—	(3)	(12)	(8)
Corporate	(2)	—	(2)	—

Total Restructuring and Severance Costs	$(24)	$(6)	$(54)	$(15)

Presented below is a discussion of the performance of Time Warner’s segments for the second quarter of 2011. Unless otherwise noted, the dollar amounts in parentheses represent year-over-year changes.
NETWORKS (Turner Broadcasting and HBO)
Revenues grew 9% ($281 million) to $3.5 billion, with increases of 7% ($127 million) in Subscription revenues, 11% ($112 million) in Advertising revenues and 18% ($40 million) in Content revenues. The growth in Subscription revenues resulted mainly from higher domestic rates and international growth. Advertising revenues benefited from growth at Turner’s domestic entertainment networks, related mainly to sports programming (including the NCAA Division I Men’s Basketball Championship events (the “NCAA Tournament”)), as well as growth at Turner’s international entertainment networks. The increase in Content revenues was due primarily to higher sales of HBO’s original programming, including True Blood and Game of Thrones.
Adjusted Operating Income rose 5% ($45 million) to $1.0 billion, driven by higher revenues, partly offset by increased expenses, including higher programming and marketing costs. Programming costs rose 9%, due primarily to higher expenses for originals and sports programming, primarily related to the NCAA Tournament. Marketing costs included expenses associated with an HBO GO national marketing campaign. Operating Income increased 4% ($43 million) to $1.0 billion.
In the quarter, TNT ranked #1 among advertising-supported cable networks in primetime delivery of adults 18-34, adults 18-49 and adults 25-54. The two-hour premiere of TNT’s Falling Skies in June was advertising-supported cable’s #1 new series launch of the year with more than 5.9 million viewers. CNN posted larger audience growth than any of its cable news competitors during the quarter, with double-digit increases among total viewers and adults 25-54. Adult Swim finished the quarter #1 in total-day delivery of key adult and male viewers among advertising-supported cable networks.
HBO received 104 Primetime Emmy nominations in July, the most of any network for the eleventh year in a row. Mildred Pierce led all contenders with 21 nominations. Boardwalk Empire received 18 nominations and Game of Thrones received 13 nominations, with each receiving a nomination for Outstanding Drama Series. The fourth season of True Blood debuted with the show’s largest premiere audience ever, and to date, the first three episodes are averaging 12.2 million total viewers. HBO’s freshman series Game of Thrones consistently grew its viewership over the course of its first season, ending with an average of 9.2 million viewers per episode. The eighth season premiere of Curb Your Enthusiasm was the show’s largest audience in over seven years.
FILMED ENTERTAINMENT (Warner Bros.)
Revenues increased 13% ($331 million) to $2.8 billion, led by growth in video game revenues, due mainly to the releases of Mortal Kombat 9 and LEGO Pirates of the Caribbean: The Video Game, as well as higher home entertainment revenues driven by the release of Harry Potter and the Deathly Hallows: Part 1.
Adjusted Operating Income declined 6% ($10 million) to $163 million, as higher revenues were more than offset by increased pre-release print and advertising expenses, higher theatrical film valuation adjustments and increased overhead costs related in part to recent acquisitions, as well as higher restructuring and severance costs. Operating Income declined 11% ($19 million) to $154 million.
Harry Potter and the Deathly Hallows: Part 2 broke multiple industry records during its opening weekend, including records for both international (grossing $314 million) and domestic (grossing $169 million) debuts, and has grossed more than $1 billion worldwide from its July 13 release date through July 31. The Hangover Part II has grossed more than $563 million worldwide from its May 27 opening through July 31 and is now the highest-grossing R-rated comedy worldwide of all time. During the recent upfronts, Warner Bros. Television Group again led all studios with orders for 16 returning series and 11 new series on the

U.S. broadcast networks’ primetime schedules for the 2011-2012 television season, making it the largest provider of network TV programming for the 20th time in the past 25 years.
PUBLISHING (Time Inc.)
Revenues rose 3% ($27 million) to $946 million, resulting mainly from growth of 2% ($7 million) in Subscription revenues, 1% ($5 million) in Advertising revenues and 56% ($9 million) in Content revenues. Subscription revenues increased primarily due to higher domestic subscription revenues. The growth in Advertising revenues reflected increased digital revenues from currently managed websites, higher custom publishing revenues and the favorable impact of foreign exchange rates at IPC. The increase was partly offset by the transfer of management of SI.com and Golf.com to Turner in the fourth quarter of 2010 and the sales of certain magazines at IPC.
Operating Income increased 10% ($16 million) to $169 million, due primarily to growth in revenues, offset in part by higher expenses, including increased paper costs.
During the first half of 2011, Time Inc. maintained its leading share of overall domestic magazine advertising at 21.2% (Publishers Information Bureau data). People magazine’s Royal Wedding special collector’s issue contained 105 ad pages, the most in a single issue of People since 2007.
CONSOLIDATED NET INCOME AND PER SHARE RESULTS
Adjusted EPS was $0.60 for the three months ended June 30, 2011, compared to $0.50 in last year’s second quarter. The increase in Adjusted EPS primarily reflected higher Adjusted Operating Income and fewer shares outstanding.
For the three months ended June 30, 2011, the Company reported Net Income attributable to Time Warner Inc. shareholders of $638 million, or $0.59 per diluted common share. This compares to Net Income attributable to Time Warner Inc. shareholders in 2010’s second quarter of $562 million, or $0.49 per diluted common share.
For the second quarter of 2011, the Company reported Net Income of $637 million, or $0.59 per diluted common share. This compares to Net Income in the prior year quarter of $560 million, or $0.49 per diluted common share.
USE OF NON-GAAP FINANCIAL MEASURES
The Company utilizes Adjusted Operating Income (Loss) and Adjusted Operating Income margin, among other measures, to evaluate the performance of its businesses. Adjusted Operating Income (Loss) is Operating Income (Loss) excluding the impact of noncash impairments of goodwill, intangible and fixed assets; gains and losses on operating assets; external costs related to mergers, acquisitions, or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; and amounts related to securities litigation and government investigations. Adjusted Operating Income margin is defined as Adjusted Operating Income divided by Revenues. These measures are considered important indicators of the operational strength of the Company’s businesses.
Adjusted Net Income attributable to Time Warner Inc. common shareholders is Net Income attributable to Time Warner Inc. common shareholders excluding noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on operating assets, liabilities and investments; external costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; amounts related to securities litigation and government investigations; and amounts attributable to businesses classified as discontinued operations, as well as the impact of taxes and noncontrolling interests on the above items. Similarly, Adjusted EPS is

Diluted Net Income per Common Share attributable to Time Warner Inc. common shareholders excluding the above items.
Adjusted Net Income attributable to Time Warner Inc. common shareholders and Adjusted EPS are considered important indicators of the operational strength of the Company’s businesses as these measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. The Company utilizes Adjusted EPS, among other measures, to evaluate the performance of its businesses both on an absolute basis and relative to its peers and the broader market. Many investors also use an adjusted EPS measure as a common basis for comparing the performance of different companies. Some limitations of Adjusted Operating Income (Loss), Adjusted Operating Income margin, Adjusted Net Income attributable to Time Warner Inc. common shareholders and Adjusted EPS are that they do not reflect certain charges that affect the operating results of the Company’s businesses and they involve judgment as to whether items affect fundamental operating performance.
Free Cash Flow is Cash Provided by Operations from Continuing Operations plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions, to the extent such costs are expensed, and excess tax benefits from the exercise of stock options, less capital expenditures, principal payments on capital leases and partnership distributions, if any. The Company uses Free Cash Flow to evaluate its businesses and this measure is considered an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock. A limitation of this measure, however, is that it does not reflect payments made in connection with securities litigation and government investigations, which reduce liquidity.
A general limitation of these measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Adjusted Operating Income (Loss), Adjusted Net Income attributable to Time Warner Inc. common shareholders, Adjusted EPS and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating Income (Loss), Net Income attributable to Time Warner Inc. common shareholders, Diluted Income (Loss) per Common Share and various cash flow measures (e.g., Cash Provided by Operations from Continuing Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.
ABOUT TIME WARNER INC.
Time Warner Inc., a global leader in media and entertainment with businesses in television networks, filmed entertainment and publishing, uses its industry-leading operating scale and brands to create, package and deliver high-quality content worldwide through multiple distribution outlets.
CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of Time Warner’s businesses. More detailed information about these factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

INFORMATION ON BUSINESS OUTLOOK RELEASE & CONFERENCE CALL
Time Warner Inc. issued a separate release today regarding its 2011 full-year business outlook.
The Company’s conference call can be heard live at 10:30 am ET on Wednesday, August 3, 2011. To listen to the call, visit www.timewarner.com/investors.

CONTACTS: Corporate Communications Keith Cocozza (212) 484-7482	Investor Relations Doug Shapiro (212) 484-8926 Michael Kopelman (212) 484-8920
# # #

TIME WARNER INC.
CONSOLIDATED BALANCE SHEET
(Unaudited; millions, except share amounts)

	June 30,	December 31,
	2011	2010

ASSETS
Current assets
Cash and equivalents	$3,520	$3,663
Receivables, less allowances of $1,709 and $2,161	5,902	6,413
Inventories	1,899	1,920
Deferred income taxes	558	581
Prepaid expenses and other current assets	560	561

Total current assets	12,439	13,138

Noncurrent inventories and film costs	6,285	5,985
Investments, including available-for-sale securities	1,998	1,796
Property, plant and equipment, net	3,914	3,874
Intangible assets subject to amortization, net	2,388	2,492
Intangible assets not subject to amortization	7,834	7,827
Goodwill	30,080	29,994
Other assets	1,690	1,418

Total assets	$66,628	$66,524

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities	$6,625	$7,733
Deferred revenue	874	884
Debt due within one year	29	26

Total current liabilities	7,528	8,643

Long-term debt	18,512	16,523
Deferred income taxes	2,502	1,950
Deferred revenue	292	296
Other noncurrent liabilities	6,081	6,167

Equity
Common stock, $0.01 par value, 1.65 billion and 1.641 billion shares issued and 1.052 billion and 1.099 billion shares outstanding	16	16
Paid-in-capital	156,478	157,146
Treasury stock, at cost (598 million and 542 million shares)	(31,033)	(29,033)
Accumulated other comprehensive loss, net	(479)	(632)
Accumulated deficit	(93,266)	(94,557)

Total Time Warner Inc. shareholders’ equity	31,716	32,940
Noncontrolling interests	(3)	5

Total equity	31,713	32,945

Total liabilities and equity	$66,628	$66,524

TIME WARNER INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited; millions, except per share amounts)

	Three Months Ended		Six Months Ended
	6/30/11	6/30/10	6/30/11	6/30/10

Revenues	$7,030	$6,377	$13,713	$12,699
Costs of revenues	(4,044)	(3,599)	(7,771)	(6,952)
Selling, general and administrative	(1,621)	(1,512)	(3,212)	(3,000)
Amortization of intangible assets	(66)	(66)	(134)	(134)
Restructuring and severance costs	(24)	(6)	(54)	(15)
Asset impairments	(11)	-	(11)	-
Gain on operating assets	2	-	5	59

Operating income	1,266	1,194	2,536	2,657
Interest expense, net	(314)	(300)	(588)	(596)
Other loss, net	(2)	(17)	(16)	(70)

Income before income taxes	950	877	1,932	1,991
Income tax provision	(313)	(317)	(644)	(706)

Net income	637	560	1,288	1,285
Less Net loss attributable to noncontrolling interests	1	2	3	2

Net income attributable to Time Warner Inc. shareholders	$638	$562	$1,291	$1,287

Per share information attributable to Time Warner Inc. common shareholders:
Basic net income per common share	$0.60	$0.49	$1.19	$1.12

Average basic common shares outstanding	1,065.4	1,136.5	1,078.1	1,143.1

Diluted net income per common share	$0.59	$0.49	$1.18	$1.11

Average diluted common shares outstanding	1,083.9	1,153.8	1,097.0	1,159.5

Cash dividends declared per share of common stock	$0.2350	$0.2125	$0.4700	$0.4250

TIME WARNER INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
Six Months Ended June 30,
(Unaudited; millions)

	2011	2010

OPERATIONS
Net income	$1,288	$1,285
Adjustments for noncash and nonoperating items:
Depreciation and amortization	461	468
Amortization of film and television costs	3,832	3,111
Asset impairments	11	-
(Gain) loss on investments and other assets, net	5	(1)
Equity in losses of investee companies, net of cash distributions	40	22
Equity-based compensation	147	128
Deferred income taxes	103	(85)
Changes in operating assets and liabilities, net of acquisitions	(5,019)	(3,540)

Cash provided by operations from continuing operations	868	1,388

INVESTING ACTIVITIES
Investments in available-for-sale securities	(3)	(6)
Investments and acquisitions, net of cash acquired	(280)	(536)
Capital expenditures	(337)	(206)
Investment proceeds from available-for-sale securities	8	-
Other investment proceeds	22	102

Cash used by investing activities from continuing operations	(590)	(646)

FINANCING ACTIVITIES
Borrowings	2,023	2,204
Debt repayments	(45)	(1,908)
Proceeds from exercise of stock options	160	68
Excess tax benefit on stock options	17	4
Principal payments on capital leases	(5)	(8)
Repurchases of common stock	(1,976)	(1,016)
Dividends paid	(514)	(492)
Other financing activities	(81)	(66)

Cash used by financing activities from continuing operations	(421)	(1,214)

Cash used by continuing operations	(143)	(472)

Cash used by operations from discontinued operations	-	(23)

DECREASE IN CASH AND EQUIVALENTS	(143)	(495)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	3,663	4,733

CASH AND EQUIVALENTS AT END OF PERIOD	$3,520	$4,238

TIME WARNER INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited; dollars in millions)
Reconciliations of
Adjusted Operating Income (Loss) to Operating Income (Loss) and
Adjusted Operating Income Margin to Operating Income Margin
Three Months Ended June 30, 2011

	Adjusted
	Operating	Asset	Gain (Loss) on		Operating
	Income (Loss)	Impairments	Operating Assets	Other(a)	Income (Loss)

Networks	$1,026	$-	$(2)	$-	$1,024
Filmed Entertainment(b)	163	(11)	4	(2)	154
Publishing	169	-	-	-	169
Corporate(c)	(84)	-	-	(2)	(86)
Intersegment eliminations	5	-	-	-	5

Total	$1,279	$(11)	$2	$(4)	$1,266

Margin(d)	18.2%	(0.2%)	-	-	18.0%
Three Months Ended June 30, 2010

	Adjusted
	Operating	Asset	Gain (Loss) on		Operating
	Income (Loss)	Impairments	Operating Assets	Other(a)	Income (Loss)(e)

Networks	$981	$-	$-	$-	$981
Filmed Entertainment	173	-	-	-	173
Publishing	153	-	-	-	153
Corporate(c)	(82)	-	-	(8)	(90)
Intersegment eliminations	(23)	-	-	-	(23)

Total	$1,202	$-	$-	$(8)	$1,194

Margin(d)	18.8%	-	-	(0.1%)	18.7%

(a)	For 2011, Other includes amounts related to securities litigation and government investigations as well as external costs related to mergers, acquisitions or dispositions. For 2010, Other includes only amounts related to securities litigation and government investigations.
(b)	For the three months ended June 30, 2011, Operating Income includes an $11 million impairment of capitalized software costs.
(c)	For the three months ended June 30, 2011 and 2010, Operating Loss includes $2 million and $8 million, respectively, in net expenses related to securities litigation and government investigations.
(d)	Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by Revenues. Operating Income Margin is defined as Operating Income divided by Revenues.
(e)	Operating Income (Loss) for the three months ended June 30, 2010 includes $8 million of external costs related to mergers, acquisitions or dispositions.

TIME WARNER INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited; dollars in millions)
Reconciliations of
Adjusted Operating Income (Loss) to Operating Income (Loss) and
Adjusted Operating Income Margin to Operating Income Margin
Six Months Ended June 30, 2011

	Adjusted
	Operating Income	Asset	Gain (Loss) on		Operating Income
	(Loss)	Impairments	Operating Assets	Other(a)	(Loss)

Networks	$2,194	$-	$(2)	$(6)	$2,186
Filmed Entertainment(b)	318	(11)	7	(2)	312
Publishing	232	-	-	-	232
Corporate(c)	(175)	-	-	(4)	(179)
Intersegment eliminations	(15)	-	-	-	(15)

Total	$2,554	$(11)	$5	$(12)	$2,536

Margin(d)	18.6%	(0.1%)	0.1%	(0.1%)	18.5%
Six Months Ended June 30, 2010

	Adjusted
	Operating Income	Asset	Gain (Loss) on		Operating Income
	(Loss)	Impairments	Operating Assets	Other(a)	(Loss)(f)

Networks(e)	$2,123	$-	$59	$-	$2,182
Filmed Entertainment	480	-	-	-	480
Publishing	203	-	-	-	203
Corporate(c)	(179)	-	-	(19)	(198)
Intersegment eliminations	(10)	-	-	-	(10)

Total	$2,617	$-	$59	$(19)	$2,657

Margin(d)	20.6%	-	0.5%	(0.2%)	20.9%

(a)	For 2011, Other includes amounts related to securities litigation and government investigations as well as external costs related to mergers, acquisitions or dispositions. For 2010, Other includes only amounts related to securities litigation and government investigations.
(b)	For the six months ended June 30, 2011, Operating Income includes an $11 million impairment of capitalized software costs.
(c)	For the six months ended June 30, 2011 and 2010, Operating Loss includes $4 million and $19 million, respectively, in net expenses related to securities litigation and government investigations.
(d)	Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by Revenues. Operating Income Margin is defined as Operating Income divided by Revenues.
(e)	For the six months ended June 30, 2010, Operating Income includes a $59 million gain reflecting the recognition of the excess of the fair value over the Company’s carrying costs of its original investment in HBO Central Europe (“HBO CE”) upon the Company’s acquisition of the controlling interest in HBO CE.
(f)	Operating Income (Loss) for the six months ended June 30, 2010 includes $11 million of external costs related to mergers, acquisitions or dispositions.

TIME WARNER INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited; millions, except per share amounts)
Reconciliations of
Adjusted Net Income attributable to Time Warner Inc. common shareholders to
Net Income attributable to Time Warner Inc. common shareholders and
Adjusted EPS to Diluted Net Income per Common Share

	Three Months Ended		Six Months Ended
	6/30/11	6/30/10	6/30/11	6/30/10
Asset impairments	$(11)	$-	$(11)	$-
Gain on operating assets	2	-	5	59
Other	(4)	(8)	(12)	(19)

Impact on Operating Income	(13)	(8)	(18)	40

Investment gains (losses), net	(7)	3	(3)	-
Amounts related to the separation of Time Warner Cable Inc.	1	(4)	5	(7)
Premiums paid and transaction costs incurred in connection with debt redemptions	-	(14)	-	(69)

Pretax impact(a)	(19)	(23)	(16)	(36)
Income tax impact of above items	11	5	14	28

Impact of items affecting comparability on net income attributable to Time Warner Inc. shareholders	$(8)	$(18)	$(2)	$(8)

Amounts attributable to Time Warner Inc. shareholders:
Net income	$638	$562	$1,291	$1,287
Less impact of items affecting comparability on net income	(8)	(18)	(2)	(8)

Adjusted net income	$646	$580	$1,293	$1,295

Per share information attributable to Time Warner Inc. common shareholders:
Diluted net income per common share	$0.59	$0.49	$1.18	$1.11
Less Impact of items affecting comparability on diluted net income per common share	(0.01)	(0.01)	-	(0.01)

Adjusted EPS	$0.60	$0.50	$1.18	$1.12

Average diluted common shares outstanding	1,083.9	1,153.8	1,097.0	1,159.5

(a) For the three and six months ended June 30, 2010, pretax impact amount does not include $8 million and $11 million, respectively, of external costs related to mergers, acquisitions or dispositions.
Asset Impairments
     For the three and six months ended June 30, 2011, the Company recorded an $11 million impairment of capitalized software costs at the Filmed Entertainment segment.
Gain on Operating Assets
     For the three and six months ended June 30, 2011, the Company recognized gains on operating assets of $2 million and $5 million, respectively.
     For the six months ended June 30, 2010, the Company recognized a $59 million gain at the Networks segment upon the acquisition of the controlling interest in HBO Central Europe (“HBO CE”), reflecting the recognition of the excess of the fair value over the Company’s carrying costs of its original investment in HBO CE.

TIME WARNER INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited; millions, except per share amounts)
Other
     Other reflects legal and other professional fees related to the defense of securities litigation matters for former employees totaling $2 million and $4 million for the three and six months ended June 30, 2011, respectively, and $8 million and $19 million for the three and six months ended June 30, 2010, respectively. Other also reflects external costs related to mergers, acquisitions or dispositions of $2 million and $8 million for the three and six months ended June 30, 2011, respectively.
Investment Gains (Losses), Net
     For the three and six months ended June 30, 2011, the Company recognized $7 million and $3 million, respectively, of net miscellaneous investment losses.
     For the three and six months ended June 30, 2010, the Company recognized $3 million and $0, respectively, of net miscellaneous investment gains.
Amounts Related to the Separation of Time Warner Cable Inc.
     For the three and six months ended June 30, 2011, the Company recognized $1 million and $5 million, respectively, of other income related to the net change in the estimated fair value and the exercise of Time Warner equity awards held by Time Warner Cable Inc. (“TWC”) employees.
     For the three and six months ended June 30, 2010, the Company recognized $4 million and $7 million, respectively, of other loss related to the expiration, exercise and net change in the estimated fair value of Time Warner equity awards held by TWC employees.
Premiums Paid and Transaction Costs Incurred in Connection with Debt Redemptions
     For the three and six months ended June 30, 2010, the Company recognized $14 million and $69 million, respectively, of premiums paid and transaction costs incurred on the repurchase and redemption of the Company’s 6.75% Notes due 2011, which was recorded in other loss, net in the accompanying consolidated statement of operations.
Income Tax Impact
     The income tax impact reflects the estimated tax provision or tax benefit associated with each item affecting comparability. Such estimated tax provisions or tax benefits vary based on certain factors, including the taxability or deductibility of the items and foreign tax on certain transactions.

TIME WARNER INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited; millions)
Reconciliation of Cash provided by Operations from Continuing Operations to Free Cash Flow

	Three Months Ended		Six Months Ended
	6/30/11	6/30/10	6/30/11	6/30/10
Cash provided by operations from continuing operations	$43	$32	$868	$1,388
Add payments related to securities litigation and government investigations	2	8	4	19
Add external costs related to mergers, acquisitions, investments or dispositions	2	-	8	-
Add excess tax benefits on stock options	3	3	17	4
Less capital expenditures	(185)	(117)	(337)	(206)
Less principal payments on capital leases	(3)	(4)	(5)	(8)

Free Cash Flow	$(138)	$(78)	$555	$1,197

TIME WARNER INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. DESCRIPTION OF BUSINESS
Time Warner Inc. (“Time Warner”) is a leading media and entertainment company, whose businesses include television networks, filmed entertainment and publishing. Time Warner classifies its operations into three reportable segments: Networks: consisting principally of cable television networks and multi-channel premium pay television services that provide programming; Filmed Entertainment: consisting principally of feature film, television, home video and interactive videogame production and distribution; and Publishing: consisting principally of magazine publishing.
Note 2. INTERSEGMENT TRANSACTIONS
Revenues recognized by Time Warner’s segments on intersegment transactions are as follows (millions):

	Three Months Ended		Six Months Ended
	6/30/11	6/30/10	6/30/11	6/30/10
Intersegment Revenues
Networks	$22	$22	$43	$39
Filmed Entertainment	179	203	362	312
Publishing	13	3	24	6

Total intersegment revenues	$214	$228	$429	$357

Note 3. FILMED ENTERTAINMENT HOME VIDEO AND ELECTRONIC DELIVERY REVENUES
Home video and electronic delivery of theatrical and television product revenues are as follows (millions):

	Three Months Ended		Six Months Ended
	6/30/11	6/30/10	6/30/11	6/30/10
Home video and electronic delivery of theatrical product revenues	$708	$550	$1,249	$1,246
Home video and electronic delivery of television product revenues	123	130	258	286